Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into and effective as of the 31st of January 2005, by and between NEFF CORP., a Delaware corporation (the “Company”), and MARK H. IRION, an individual (the “Executive” and collectively with the Company, the “Parties” or individually, a “Party”).

Recitals

WHEREAS, the Executive and the Company entered into an Employment Agreement, dated March 1, 2000 (the “Original Agreement”), where the Company and the Executive agreed to employ the Executive as the Chief Executive Officer of the Company; and

WHEREAS, the Executive and the Company desire to increase Executive’s Base Salary, as defined in the Original Agreement, pursuant to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties agree as follows:

Terms and Conditions

1. Revision to Base Salary. Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

3. Base Salary and Bonus. The Company agrees to pay or cause to be paid to the Executive during the term of this Agreement a base salary at the rate of $225,000 per annum, which rate shall be reviewed at least annually by the Board of Directors of the Company (the “Board”) and may be changed in the Board’s discretion (hereinafter referred to as the “Base Salary”). Such Base Salary shall be payable in accordance with the Company’s customary practices applicable to its senior executives. In addition to the Base Salary, Executive shall be eligible annually for the term of his employment under this Agreement to receive a cash bonus in the discretion of the Board.

2. Term. The Parties acknowledge that the initial term of the Original Agreement expired on February 28, 2003 and that the term of the Original Agreement has been renewed annually. The Parties further acknowledge that the Original Agreement, as amended, will renew through February 28, 2006 if neither Party gives written notice to the other on or before September 1, 2005 that it intends not to extend the Original Agreement, as amended.

3. Ratification. As hereby amended, the Parties reaffirm the terms and conditions of the Original Agreement.

4. Amendment. This Amendment may not be amended or modified, or any provision waived, unless in writing and signed by the Parties.

5. Counterpart. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall comprise one and the same instrument.

EXECUTED as of the date set forth in the first paragraph of this Amendment.

EXECUTIVE:

/s/ Mark H. Irion
Mark H. Irion

NEFF CORP.

By:	/s/ Juan Carlos Mas
Juan Carlos Mas, President and Chief Executive Officer

2